[LOGO OF KPMG]

                                                                      Exhibit 23


                              Consent of KPMG LLP


The Board of Directors
Midas, Inc.


We consent to incorporation by reference in Registration Statement Nos. 333-44625, 333-44797, 333-58363, and 333-42196 on Form S-8 of Midas, Inc. of our
report dated February 15, 2001 relating to the balance sheets of Midas as of the end of fiscal years 2000 and 1999, and the related statements of operations, cash flows and changes in shareholders' equity for each of the fiscal years 2000, 1999, and 1998, which report appears in the 2000 annual report on Form 10-K of Midas, Inc.


KPMG LLP

Chicago, Illinois
March 22, 200l